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================================================================================

                              PARTNERSHIP AGREEMENT

                                     between

                              SMITH MANAGEMENT LLC

                                       and

                          ENERGY MANAGEMENT CORPORATION


                                  ------------

                                  June 1, 1998

                                  ------------

================================================================================
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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.  DEFINITIONS..............................................................iii

2.  ORGANIZATION...............................................................v
    2.1  Name and Formation....................................................v
    2.2  Purpose. .............................................................v
    2.3  Principal Office and Place of Business................................v
    2.4  Term..................................................................v

3.  MANAGEMENT.................................................................v
    3.1  Partnership Action....................................................v
    3.2  Right to Indemnification..............................................v

4.  CAPITALIZATION............................................................vi
    4.1  Contributions........................................................vi
    4.2  Interest on or Return of Capital Contributions.......................vi

5.  BOOKS; CAPITAL ACCOUNTS; DISTRIBUTIONS....................................vi
    5.1  Books................................................................vi
    5.2  Capital Accounts.....................................................vi
    5.3  Allocation of Net Income and Net Loss...............................vii
    5.4  Allocation of Taxable Income and Loss..............................viii
    5.5  Distributions......................................................viii

6.  RIGHTS AND DUTIES OF PARTNERS...........................................viii
    6.1  Nature of Obligations..............................................viii
    6.2  No Restriction on Other Business...................................viii

7.  TRANSFER OF PARTNERSHIP INTEREST; ADMISSION OF
    ADDITIONAL PARTNERS.....................................................viii
    7.1  Transfers..........................................................viii
    7.2  Admission of New Partners............................................ix
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    7.3  Conditions to Admittance.............................................ix

8.  DISSOLUTION...............................................................ix
    8.1  Dissolution..........................................................ix
    8.2  Winding Up...........................................................ix

9.  MISCELLANEOUS..............................................................x
    9.1  Governing Law and Forum...............................................x
    9.2  Notices..............................................................xi
    9.3  Waivers and Amendments..............................................xii
    9.4  Binding Effect; No Assignment.......................................xii
    9.5  Further Assurances..................................................xii
    9.6  Headings...........................................................xiii
    9.7  Counterparts.......................................................xiii
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                                                                      Exhibit 11
                                                                      ----------


         THIS PARTNERSHIP AGREEMENT, dated June 1, 1998, between SMITH MANAGEMENT LLC ("Smith"), a New York limited liability company, and ENERGY MANAGEMENT CORPORATION ("EMC"), a Colorado corporation.

         EMC and Smith intend to cause the Partnership to be operated (i) from the date hereof until September 30, 1998, to fund Smith's obligations under that certain Farmout Agreement (the "Farmout Agreement") by and among Smith, as "Farmee," Inland Production Company and Inland Resources Inc. (together, the "Farmor") and Inland Production Company as "Operator," effective June 1, 1998 and (ii) beginning October 1, 1998, to accept the assignment of Smith's right, title, interest and obligations under the Farmout Agreement and henceforth to assume the rights as Farmee under the Farmout Agreement. Pursuant to the Farmout Agreement, Farmor agreed to farmout, and Farmee agreed to fund, a number of drilling and injection well locations.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

         1. DEFINITIONS

                  Capitalized terms not defined herein shall have the meanings set forth in the Farmout Agreement. Unless the context otherwise requires, the following additional terms shall have the meanings set forth below:

                  "Act" shall mean the Uniform Partnership Act of the State of New York, as amended from time to time.

                  "Agreement" shall mean this Partnership Agreement, as amended from time to time in accordance with its terms.

                  "Available Asset" shall mean assets in kind, cash or cash equivalents of the Partnership in excess of such reserves as the Partnership may deem necessary (a) to satisfy liabilities or expenses theretofore incurred, and
(b) to provide for the operations of the Partnership over the succeeding 90-day period, in each case taking into account liabilities or expenses and cash reasonably anticipated to be incurred and received, as the case may be, in such period.

                  "Capital Account" shall mean the account established for each Partner pursuant to Section 5.2 of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as
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"Interest" shall mean the rights and obligations of a Partner under this
Agreement.

                  "Net Income" and "Net Loss" shall mean, for each taxable year, an amount equal to the Partnership's taxable income or loss, respectively, for such taxable year determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Partnership described in section 705(a)(2)(B) of the Code or treated as such pursuant to Regulations section 1.704-1(b)(2)(iv)(i), and not other wise taken into account in computing Net Income or Net Loss pursuant to this defi nition shall be subtracted from such taxable income or loss; (iii) income, gain, loss and deduction of the Partnership shall be computed as if (A) the Partnership had purchased at a price equal to its fair market value any property contributed by a Partner to the Partnership, and (B) as if the Partnership had sold any property distributed to a Partner on the date of such distribution at a price equal to its fair market value at that date; and (iv) items of income, gain, deductions or losses specially allocated pursuant to Section 5.3(c) in any taxable year shall be excluded from the calculation of Net Income or Net Loss for such year.

                  "Partners" shall mean, collectively, Smith and EMC.

                  "Partnership" shall have the meaning set forth in Section 2.1 of this Agreement.

                  "Percentage Interest" shall mean, for EMC, 99%, and for Smith, 1%.

                  "Regulations" shall mean the Treasury Regulations promulgated under the Code.

                  "Transfer" shall mean any sale, pledge, exchange, assignment or other change in or disposition of legal or beneficial ownership of an Interest or any portion of an Interest in the Partnership, or any withdrawal by a Partner from the Partnership.

         2. ORGANIZATION

                  2.1 Name and Formation. Smith and EMC hereby organize a general partnership (the "Partnership") pursuant to the Act and in accordance with the terms and conditions of this Agreement. The activities of the Partnership shall be conducted under the name of Smith Energy Partnership.
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                  2.2 Purpose. The purpose of the Partnership is (i) until
September 30, 1998, to fund Smith's obligations under the Farmout Agreement,
(ii) beginning October 1, 1998, to fund a number of drilling and injection well locations in its capacity as Farmee under the Farmout Agreement, (iii) to conduct all other activities as are related or incidental to the foregoing, and
(iv) to engage in any lawful act, activity, business, conduct or transaction which may be approved by the Partners and for which partnerships may be formed under the Act.

                  2.3 Principal Office and Place of Business. The principal office for the Partnership shall initially be located at 885 Third Avenue, 34th Floor, New York, New York 10022. The Partnership shall have such other places of business as are approved by the Partnership.

                  2.4 Term. The term of the Partnership shall begin on the date hereof and shall continue until the dissolution of the Partnership in accordance with section 8.1 hereof.

         3. MANAGEMENT

                  3.1 Partnership Action. The Partners shall manage, direct, control and conduct the activities and affairs of the Partnership and each Partner may exercise all the authority, rights and powers of the Partnership under the Act or this Agreement. Either Partner may take action on behalf of the Partnership.

                  3.2 Right to Indemnification. Except as prohibited by law, each Partner shall be entitled to be indemnified by the Partnership against expenses and any liability paid or incurred by such person in connection with any claim, action, suit or proceeding, other than one brought by or in the right of the Partnership or a Partner, in connection with an action taken or omitted to be taken by such person in the good faith belief that such action was in the best interest of the Partnership, so long as such action or omission is not in violation of the provisions hereof and does not constitute fraud, gross negligence or willful misconduct.

         4. CAPITALIZATION

                  4.1 Contributions.

                           (a) EMC shall contribute cash to the capital of the
Partnership at such time or times and in such amounts as shall be necessary to fund the Farmee's obligations under the Farmout Agreement. On October 1, 1998, Smith shall contribute to the Partnership its right title, interest and obligations under the
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Farmout Agreement which the Partners agree shall have a fair market value on the date of contribution of $0.

                           (b) Except as provided, in Section 4.1(a), no Partner
shall be obligated to make any contributions to the capital of the Partnership.

                  4.2 Interest on or Return of Capital Contributions. No Partner shall be paid interest on its capital contributions to the Partnership. No Partner shall have the right to demand the return of all or any part of its capital contribution to the Partnership.

         5. BOOKS; CAPITAL ACCOUNTS; DISTRIBUTIONS

                  5.1 Books. The Partnership shall maintain its books on the accrual basis and in accordance with the manner in which Net Income and Net Loss are determined. Such books shall be maintained at the office of the Partnership. Each Partner shall have access to such books and shall be entitled to examine them at any time during reasonable business hours. Annual reports shall be prepared showing the business and operations of the Partnership, which reports shall be furnished to each Partner as early as possible after the end of each year.

                  5.2 Capital Accounts. A Capital Account shall be established and maintained for each Partner on the books of the Partnership in the manner provided in Regulations section 1.704-1(b)(2)(iv). The Capital Account of each Partner shall be increased by (i) the amount of any capital contribution made in cash, (ii) the fair market value (net of liabilities that the Partnership is considered to assume or take subject to under Section 752 of the Code) of any capital contribution made in property other than cash, and (iii) allocations to such Partner of Net Income and other items of income and gain pursuant to
Section 5.3. The Capital Account of each Partner shall be decreased by (x) the amount of any cash distributed to such Partner, (y) the fair market value (net of liabilities that such Partner is considered to assume or take subject to under Section 752 of the Code) of any property distributed to such Partner, and
(z) allocations to such Partner of Net Loss and other items of loss or deduction pursuant to Section 5.3.

                  5.3 Allocation of Net Income and Net Loss.

                           (a) Net Income for each taxable year (or portion
thereof) shall be credited to the Capital Accounts of the Partners as of the end of such year (or portion thereof) as follows:

                                    (i)  first, to EMC until the aggregate
                                         amount of Net Income allocated to EMC
                                         pursuant to this clause
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90336P100                                                    Page 19 of 25 Pages


                                         (i) is equal to the aggregate amount of
                                         Net Loss allocated to EMC pursuant to
                                         Section 5.3(b)(i);
                                         and
                                    (ii) thereafter, to the Partners in
                                         proportion to their respective
                                         Percentage Interests.

                           (b) Net Loss for each taxable year (or portion
thereof) shall be charged to the Capital Accounts of the Partners as of the end of such year (or portion thereof) as follows:

                                    (i)  first, to EMC until the aggregate
                                         amount of Net Loss allocated to EMC is
                                         equal to the sum of (x) the aggregate
                                         amount of cash contributed to the
                                         capital of the Partnership by EMC and
                                         (y) the aggregate amount of Net Income
                                         allocated to EMC pursuant to Section
                                         5.3(a)(i);
                                         and
                                    (ii) thereafter, to the Partners in
                                         proportion to their respective
                                         Percentage Interests.

                           (c) The provisions of Sections 5.3(a) and 5.3(b) and
the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In furtherance of the foregoing, this Agreement shall be deemed to include a "qualified income offset" in accordance with Regulations section 1.704-1(b)(2)(ii)(d). The Partners shall make appropriate amendments to the allocations of items pursuant to Sections 5.3(a) and 5.3(b) if necessary to comply with section 704 of the Code or applicable Regulations thereunder; provided, that no such change shall have an adverse effect upon the amount distributable to any Partner pursuant to this Agreement.

                  5.4 Allocation of Taxable Income and Loss. Except as provided in the following sentence, each separate item of income, gain, deduction or loss of the Partnership for Federal income tax purposes shall be allocated to Partners in proportion to the amount of Net Income or Net Loss that is credited or charged to the Capital Account of each Partner for such taxable year. Income, gain, loss or deductions of the Partnership shall, solely for income tax purposes, be allocated between Partners in accordance with section 704(c) of the Code and the Regulations thereunder using the traditional method so as to take into account any difference between the adjusted basis to the Partnership for Federal income tax purposes of any property contributed to the Partnership by a Partner and its book value.

                  5.5 Distributions. Except as provided in Section 8.2,
Available Assets shall be distributed to the Partners quarterly and at such other times as the
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Partners shall deem appropriate. Distributions of Available Assets shall be made to the Partners in proportion to the positive balances in the respective Capital Accounts.

         6. RIGHTS AND DUTIES OF PARTNERS

                  6.1 Nature of Obligations. Each Partner hereby acknowledges, as among the Partners and the Partnership, its responsibility for the liabilities and obligations of the Partnership incurred in accordance with the terms of this Agreement in proportion to its Percentage Interest, except as otherwise expressly provided in this Agreement. Except as otherwise expressly provided in this Agreement, as between the Partners no Partner shall be liable or bear responsibility for more than its Percentage Interest of the liabilities and obligations of the Partnership, and (except as aforesaid) in the event that any Partner shall be liable or bear responsibility for any liability or obligation of the Partnership in excess of such Partner's Percentage Interest, the other Partner hereby agrees to indemnify, hold harmless and reimburse (directly or through the Partnership) such Partner against and for such excess.

                  6.2 No Restriction on Other Business. Subject to the Partnership's duties to the Farmor under the Farmout Agreement, each Partner and each of its affiliates may engage in any business, investment or activity, and neither the Partner ship nor the other Partner shall have any rights in or to such businesses, investments or activities, or the income or profits derived therefrom.

         7. TRANSFER OF PARTNERSHIP INTEREST; ADMISSION OF ADDITIONAL PARTNERS

                  7.1 Transfers. Except with the prior written consent of each other Partner, no Partner may Transfer its Interest in the Partnership and any attempted Transfer by a Partner of all or any portion of its Interest shall be void and of no effect.

                  7.2 Admission of New Partners. The Partnership may, from time to time, upon the approval of all of the Partners, admit any person as a Partner and grant such person Interests, which Interests may have such preferences, rights and designations and such other terms and conditions as the Partners, acting collectively, may determine, and such person shall, upon such issuance and fulfilment of such conditions as may be determined by the Partners, be admitted to the Partnership as a Partner.

                  7.3 Conditions to Admittance. As a condition to the admission of any additional or successor Partners, the person so to be admitted shall execute and acknowledge such instruments in form and substance reasonably satisfactory to the Partners, as the Partners may deem necessary or desirable to effectuate such
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admission and to confirm the agreement of the person to be admitted as such
Partner to be bound by all of the covenants, terms and conditions of this Agreement as the same may therefore have been amended.

         8. DISSOLUTION

                  8.1 Dissolution. The Partnership shall be dissolved upon the earlier of (a) the occurrence of any event that would cause the dissolution of the Partnership under the Act, or (b) June 1, 2008.

                  8.2 Winding Up. Upon a dissolution under Section 8.1(a) or (b) above:

                           (a) the Partners shall have the right and power to do
all acts authorized by this Agreement and by law for the purpose of the winding-up of the affairs of the Partnership;

                           (b) the Partners shall cause a balance sheet of the
Partnership to be prepared in accordance with generally accepted accounting principles as of the date of dissolution;

                           (c) to the extent that the Partners determine that
any or all of the assets of the Partnership shall be sold, such assets shall be sold as promptly as possible, but in an orderly and business-like manner and subject to the obtaining of all requisite approvals and consents;

                           (d) the Capital Account of each Partner shall be
adjusted to take into account the Net Income or Net Loss resulting from the sale or distribution in kind of the assets of the Partnership; and any Partner with a deficit balance in its Capital Account after such adjustment shall contribute to the Partnership an amount in cash equal to such deficit balance within the time frame specified in Regulations section 1.704-1(b)(2)(ii)(b)(2);

                           (e) the proceeds of sale of the assets of the
Partnership and all other remaining assets of the Partnership shall be applied and distributed within the time frame specified in Regulations section 1.704-1(b)(2)(ii)(b)(2) as follows, and in the following order of priority:

                               i) first, to the payment of all debts and
liabilities of the Partnership and the expenses of liquidation not otherwise adequately provided for;

                                    (i) second, to the setting up of any
reserves that are
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reasonably necessary for any contingent, unforeseen or potential liabilities or obligations of the Partnership or of the Partners arising out of, or in connection with, the Partnership; and

                                    (ii) thereafter, to the Partners in
proportion to and to the extent of the positive balances of their respective Capital Accounts at such time.

                           (f) the Partnership shall terminate when all property
and assets owned by the Partnership to be sold or distributed shall have been disposed of, and the net sale proceeds, after payment of or provision for the amounts specified in Section 8.2(e)(i) and (ii) hereof and any assets to be distributed in kind shall have been distributed to the Partners as provided herein.

         9. MISCELLANEOUS

                  9.1 Governing Law and Forum.

                           (a) This Agreement shall be governed by and construed
in accordance with the laws of the State of New York. The Partners hereby waive any right that they may have with respect to the partition of any Partnership property or assets.

                           (b) Any legal action, suit or proceeding arising out
of or relating to this Agreement or the transactions contemplated hereby shall be instituted in a federal court of the Southern District of New York, or a state court located in New York County or State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

                  9.2 Notices. All notices required or permitted to be given pursuant to this Agreement shall be given in writing shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, or by telecopier or other electronic means and shall be addressed as follows:
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                       (i)    if to Smith, to:

                              Smith Management LLC
                              885 Third Avenue, 34th Floor
                              New York, New York 10022
                              Telecopy Number: (212) 751-9502
                              Attn: David Persing

                              with a copy to:

                              Paul Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York 10019-6064
                              Telecopy Number: (212) 757-3990
                              Attn: Peter J. Rothenberg, Esq. or
                                    Judith R. Thoyer, Esq.

                       (ii)   if to EMC, to:

                              Energy Management Corporation
                              c/o Smith Management LLC
                              885 Third Avenue, 34th Floor
                              New York, New York 10022
                              Telecopy Number: (212) 751-9502
                              Attn: David Persing

                              with a copy to:

                              Paul Weiss, Rifkind, Wharton & Garrison
                              1285 Avenue of the Americas
                              New York, New York 10019-6064
                              Telecopy Number: (212) 757-3990
                              Attn: Peter J. Rothenberg, Esq. or
                                    Judith R. Thoyer, Esq.

Either Partner may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving notice to that effect to the other Partner. Each notice transmitted in the manner described in this Section shall be deemed to have been given, delivered, received and to have become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail or personal
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delivery), the affidavit of the messenger (if transmitted by personal delivery)
or the answer back or call back (if transmitted by telecopier or other electronic means), or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

                  9.3 Waivers and Amendments. This Agreement may be amended, superseded, canceled, terminated, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all of the Partners or, in the case of a waiver, by the Partner waiving compliance.

                  9.4 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors and legal representatives. This Agreement is not assignable except by operation of law.

                  9.5 Further Assurances. The Partners shall execute, deliver and acknowledge such documents and take such actions as may be reasonably required to consummate the transactions contemplated hereby.

                  9.6 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.
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                  9.7 Counterparts. This Agreement may be executed by the
Partners in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Partners.

                  IN WITNESS WHEREOF, the Partners have executed this Agreement on the date first above written.

                                          SMITH MANAGEMENT LLC


                                          By:_____________________________
                                             Name:
                                             Title:


                                          ENERGY MANAGEMENT CORPORATION


                                          By:_____________________________
                                             Name:
                                             Title: